Exhibit 10.23

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

[GRAPHIC]	VERITAS Solutions Provider Agreement
Contract Number.
(Enterprise Authorized Elite Solutions Provider)

This VERITAS SOLUTIONS PROVIDER AGREEMENT (“Agreement”), is entered into as of the date of the last signature below (“Effective Date”), by and between VERITAS Software Global Corporation, a Delaware corporation having a place of business at 350 Ellis Street, Mountain View, CA 94043, (“VERITAS”) and STRATEGIC TECHNOLOGIES, a NORTH CAROLINA corporation, having a place of business at 301 GREGSON DRIVE CARY, NC 27511 (“Solutions Provider”).

1.                         DEFINITIONS. The following terms as used in this Agreement shall have the meanings assigned below. The terms may be used in the singular or in the plural, as the context requires.

(a)                    “Annual Sales Target” means the annual minimum sales target set forth in Exhibit B (Program Requirements, Benefits and Terms), comprising total license revenue, net of discounts, paid to VERITAS for Solutions Provider’s purchases of Qualified Product under this Agreement.

(b)                   “Demonstration Copy” means a copy of Software with which Solutions Provider may demonstrate Software capabilities to potential End Users.

(c)                    “Direct Sourcing Addendum” or “DSA” means an attachment hereto which, if executed between Solutions Provider and VERITAS, sets forth the terms under which Solutions Provider shall exclusively order and obtain Products, Professional Services and Support for distribution to End Users.

(d)                   “End User” means a licensee of Products who acquires such products for its internal use rather than distribution or sublicensing.

(e)                    “End User License” means the then-current software license terms delivered by VERITAS with the Products, as modified by VERITAS from time to time or, if applicable, the software license agreement negotiated and signed between VERITAS and the End User for the Products.

(f)                      “License Key” means an alphanumeric code that enables an End User to access and operate all or a portion of the Software.

(g)                   “Limited Sourcing Addendum” or “LSA” means an attachment hereto which, if executed between Solutions Provider and VERITAS, indicates the Master Distributor from whom Solutions Provider shall exclusively order and obtain Products, Professional Services and Support for distribution to End Users.

(h)                   “Master Distributor” means an entity VERITAS authorizes under a master distributor agreement to distribute Product, Professional Services and Support to VERITAS resellers such as Solutions Provider. The then-current Master Distributors are as listed in the “Distributors” area on the VERITAS Solutions Provider partner website, as updated from time to time.

(i)                       “Price List” means VERITAS’ then-current list of End User prices for available Products, related Support and Professional Services within the applicable region.

(j)                       “Product” means each of the Software available on VERITAS’ Price List and specified in Exhibit A (Products) including media, related User Documentation and Updates pertaining to such Software.

(k)                    “Professional Services” means VERITAS’ installation, implementation, configuration, professional or consulting services packages (and associated consultant expense packages), including End User training for Products, available on VERITAS’ Price List.

(l)                       “Program Requirements” means the requirements for Solution Provider’s designated partner level within VERITAS’ Partner Program, set forth in Exhibit B (Program Requirements, Benefits and Terms).

(m)                 “Qualified Product” means a Product so identified on Exhibit A (Products). Only net license revenue to VERITAS from Solutions Provider’s purchases of Qualified Product may be counted towards the Annual Sales Target, as further described in Exhibit B (Program Requirements, Program Benefits and Terms).

(n)                   “Qualified Revenue” means the license fee revenue received by VERITAS (net of any discounts) for Solutions Provider’s purchases of Qualified Product from source(s) authorized by VERITAS under Solutions Provider’s LSA or DSA, as applicable.

(o)                   “Sales Portal” means an electronic sales order placement and reporting system designated by VERITAS.

(p)                   “Software” means a VERITAS software product in object code form as made available by VERITAS on its Price List.

(q)                   “Specified Fulfillment Addendum” or “SFA” means an attachment hereto which, if executed between Solutions Provider and VERITAS, sets forth the terms under which Solutions Provider may fulfill delivery of Product and Support to a specific End User pursuant to such End User’s negotiated End User License and negotiated pricing with VERITAS.

(r)                      “Support” means standard VERITAS’ technical support for a Product, as available on VERITAS’ Price List and provided pursuant to VERITAS’ then-current technical support policy under VERITAS’ support contract with the End User.

(s)                    “Term” means the term of this Agreement as set forth in Exhibit B (Program Requirements, Benefits and Terms).

(t)                      “Territory” means the geographic region(s) within which Solutions Provider may distribute Products to End Users, as indicated in Exhibit B (Program Requirements, Benefits and Terms).

(u)                   “Updates” means a subsequent release of Software which VERITAS makes generally available to End Users who have current subscriptions to Support for the Software. Updates may include error corrections and enhancements, but shall not include any release, option or future product which VERITAS licenses separately.

(v)                   “User Documentation” means any End User manuals, release notes, installation notes, and other materials delivered by VERITAS with the Products (in hard copy or electronic formats).

2.                         APPOINTMENT. Subject to the terms and conditions of this Agreement, VERITAS hereby appoints Solutions Provider and Solutions Provider hereby accepts appointment as a non-exclusive reseller of the Products, Professional Services and first year Support as further described in this Agreement. Solutions Provider’s level within VERITAS’ Partner Program is as designated in the Exhibit B (Program Requirements, Program Benefits and Terms) executed between VERITAS and Solutions Provider. VERITAS reserves the right to distribute the Products, Professional Services and Support directly and indirectly through all channels including through OEMs, other resellers, or integrators.

3.                         TERM. The Term of this Agreement is as set forth in Exhibit B (Program Requirements, Benefits and Terms), subject to termination under Section 10 (“Termination”) below.

VERITAS Solutions Provider Agreement
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4.        SOLUTION PROVIDER RIGHTS AND LICENSES.

(a)                    Purchase and Distribution Rights. Subject to Solution Provider’s compliance with this Agreement and the Program Requirements, during the Term VERITAS grants Solutions Provider the non-exclusive, non-transferable right in the Territory to (i) purchase the Products, Support and Professional Services as set forth in the LSA or DSA, as applicable, for resale to End Users, and to (ii) distribute the Products, Support and Professional Services solely to End Users, under the terms of the End User License and the Technical Support Terms and Conditions.

(b)                   Demonstration Copies and Updates. VERITAS may, at its sole discretion, make Demonstration Copies available to Solutions Provider on an as-requested basis. If VERITAS does provide Demonstration Copies, then VERITAS grants Solutions Provider a non-exclusive, non-transferable right for Solutions Provider to use such Demonstration Copies, during the Term and in the Territory, solely for the purpose of Solutions Provider’s demonstrating Software capabilities to potential End Users. VERITAS will provide Updates to Solutions Provider’s authorized Demonstration Copies (upon Solutions Provider’s request).

(c)                    Restrictions. Without limitation, Solutions Provider shall not

(1)                     use or duplicate the Software or User Documentation (including Demonstration Copies) for any purpose other than as specified in this Agreement, or make the Software available to unauthorized third parties;

(2)                     cause or permit any party procuring the Product from Solutions Provider to sublicense, timeshare, rent or lease the Product;

(3)                     use or permit Demonstration Copies to be used for its or a third party’s internal production use;

(4)                     resell Product and/or Support to End Users who have a negotiated End User License signed with VERITAS, except pursuant to an executed Specified Fulfillment Addendum;

(5)                     resell Product site licenses, service provider licenses (including managed service provider, application service provider, or other usage models not permitted under VERITAS’ standard unmodified End User License) except pursuant to a Specified Fulfillment Addendum or other mutual written agreement executed between the parties;

(6)                     cause or permit the reverse engineering, disassembly, decompilation or other attempt (i) to defeat, avoid, bypass, remove, deactivate or otherwise circumvent any software protection mechanism in, or (ii) to derive the source code of the underlying ideas, algorithms, structure or organization from Products, except to the extent required by law; nor

(7)                     obtain Products from other than its VERITAS-authorized source(s) under its LSA or DSA, as applicable, or distribute Products, Support or Professional Services to individuals or entities other than End Users.

(d)                   Other Offerings. Future Products may be added to this Agreement upon mutual agreement. VERITAS is not obligated to offer future Products, Professional Services or Support programs at the same terms and/or conditions stated in this Agreement. VERITAS has the right to discontinue the distribution or availability of any Product upon thirty (30) days prior written notice to Solutions Provider.

5.                         SOLUTION PROVIDER OBLIGATIONS.

(a)                     Program Requirements. Solution Provider shall fulfill the applicable Program Requirements, as they may be updated by VERITAS from time to time, and maintain compliance with such Program Requirements during the Term.

(b)                    Marketing and Trademarks.

(1)                    Solutions Provider agrees to use reasonable commercial efforts to market and distribute the Products, Professional Services and Support. Solutions Provider may use the VERITAS Trademarks solely to refer to VERITAS’ Products, Professional Services and Support in connection with Solutions Provider’s distribution, advertising and promotion for the Products, Professional Services and Support as authorized under this Agreement.

(2)                    Solutions Provider agrees not to use “VERITAS,” either the word mark or the VERITAS logo, or the applicable Product trademarks (the “VERITAS Trademarks”) as any portion of the Solution Provider’s tradename or trademark for its business, services or other products. Solutions Provider will comply with any marketing and trademark guidelines provided by VERITAS from time to time, and in its marketing efforts Solutions Provider will not engage in any deceptive, misleading, illegal or unethical practices that may be detrimental to VERITAS or to the Products, Professional Services or Support.

(3)                    Solutions Provider agrees to not remove and to include all applicable copyright and trademark notices of VERITAS as they appear on or in the Products and in all advertisements and marketing materials provided or approved by VERITAS.

(4)                    Before publishing any press releases referencing VERITAS Trademarks, Solutions Provider shall obtain VERITAS’ prior written consent, which shall not be unreasonably delayed or denied. Otherwise, Solutions Provider agrees to obtain VERITAS’ approval before distributing any advertising or marketing material for the Products and/or for Support, if and as requested by VERITAS.

(5)                    Neither Solutions Provider nor any of its employees, consultants, representatives, agents or affiliates is authorized to make any warranty or representation, express or implied, on behalf of VERITAS.

(c)                     Annual Sales Target. Solutions Provider’s Annual Sales Target will be as set forth in Exhibit B (Program Requirements, Benefits and Terms). If Solutions Provider fails to meet such Annual Sales Target, VERITAS may adjust Solutions Provider’s level within the VERITAS Partner Program, as further discussed in Exhibit B, or terminate this Agreement in accordance with the provisions of Section 10 (“Termination”).

(d)                    Ordering. Solutions Provider shall execute either an Limited Sourcing Addendum (LSA) or a Direct Sourcing Addendum (DSA) with VERITAS. The LSA or DSA, as applicable, shall indicate the authorized source(s) and terms under which Solutions Provider shall obtain Product, Support and Professional Services for resale to End Users.

(e)                     End User License. VERITAS shall include its then-standard license terms and conditions in the Product (and/or associated packaging) made available to Solutions Provider. Solutions Provider shall include, and shall not remove, such license terms and conditions with each unit of the Product distributed.

(f)                       License Keys. A Product may require the application of a License Key. End Users shall obtain any necessary License Keys through VERITAS’ then-current License Key management processes, as modified by VERITAS from time to time. As of the Effective Date, License Keys may be obtained by completing VERITAS’ vLicense request process, as described in Exhibit C (vLicense Web Based License Key Fulfillment Application). If an End User requests, Solutions Provider may use the vLicense request process to obtain the License Key for the End User, strictly on behalf of and for use by such End User with Software licensed under its End User License.

VERITAS Solutions Provider Agreement
version (03.20.02)

(g)                   Support. Solutions Provider will make its best efforts to sell first year annual Support for every license of Product distributed to the End User. Such Support shall be provided to End Users pursuant to VERITAS’ then-current Technical Support Terms and Conditions, available from VERITAS Customer Support and updated by VERITAS from time to time. An End User shall not be entitled to access Support until the End User completes and submits the support registration/contact form included in the Technical Support Terms and Conditions to VERITAS and VERITAS accepts such order.

(h)                   Professional Services. Professional Service packages are fulfilled by VERITAS Enterprise Consulting Services on an as-available basis. If Solutions Provider resells VERITAS Professional Services, Solutions Provider is responsible to ensure the End User is also sold an associated consultant expense package. Solutions Provider is responsible for all collections of Professional Services consultant expenses from the End User as appropriate.

(i)                       Warranty Service and Returns. If a Product qualifies for warranty service under the warranty provisions of the applicable End User License, Solutions Provider will return the Product to VERITAS for a replacement media kit. Solutions Provider must first obtain a return of materials authorization (RMA) number under VERITAS’ then current return policy and process. Solutions Provider shall obtain RMAs and arrange for return of Product to VERITAS either through its Master Distributor or directly with VERITAS, depending on whether Solutions Provider has executed an LSA or a DSA under this Agreement, respectively. In order to be eligible for warranty service, the entire originally shipped contents of the defective Product (including media) must be returned to VERITAS at VERITAS’ cost, accompanied by a dated sales receipt for the defective Product, within thirty (30) days of Solutions Provider’s receipt from the End User. VERITAS will replace returned defective media kits on a one-for-one basis. Solutions Provider will be responsible to arrange for delivery of the replacement Product, if any, to the End User.

(j)                       Reporting. Exhibit B (Program Requirements, Benefits and Terms) sets forth whether and under what terms Solutions Provider shall submit a monthly sales report to VERITAS.

(k)                    Records/Audit.

(1)                     Solutions Provider agrees to maintain complete and accurate records of its activities under this Agreement, including without limitation usage and location of Demonstration Copies, records of the number of copies of each Product and/or Support contracts distributed to End Users, to whom they were distributed and payments received therefor, and (if applicable) the use of and Users of User Ids and Passwords under Solutions Provider’s DSA.

(2)                     Solutions Provider shall maintain and make available such records for at least three (3) years following termination of this Agreement. Solutions Provider shall permit VERITAS or persons designated by VERITAS to audit Solution Provider to confirm compliance with this Agreement. VERITAS shall give Solutions Provider ten (10) days prior written notice before commencement of any audit. Any such audit shall be conducted during Solutions Provider’s regular business hours in such a manner as not to unreasonably interfere with normal business activities of Solutions Provider.

(3)                     Solutions Provider shall pay VERITAS any underpayments reported from such audit immediately upon receipt of invoice. The costs of conducting such audit will be paid by VERITAS unless the audit discloses that Solution Provider’s underpayment of fees due exceeds five percent (5%) of the fees owed for the period audited, in which case Solutions Provider shall pay for the costs of the audit.

(l)                       Government Requirements. Solutions Provider shall obtain and maintain all permits, licenses and government registrations necessary or appropriate to perform its obligations under this Agreement, and shall complete all filings and obtain any governmental authorities required by applicable law, including without limitations those necessary to enable Solutions Provider to make payments to VERITAS. On VERITAS’ request, Solutions Provider shall provide VERITAS written assurances of such compliance.

6.                         OWNERSHIP OF PROPRIETARY RIGHTS. VERITAS retains all right, title and interest in the Product, including in all copies, improvements, enhancements, modifications and derivative works of the Products and all patent, copyright, trade secret and trademark rights pertaining to the Products. Solutions Provider will take all reasonable measures to protect VERITAS’ proprietary rights in the Products. Solutions Provider will distribute the Products in the packaging and with the markings as provided by VERITAS, and shall not alter or remove VERITAS’ proprietary notices.

7.                         NON-DISCLOSURE. By virtue of this Agreement, Solutions Provider may be exposed to certain information concerning VERITAS’ Products, proposed new software products, Program Requirements, License Keys, pricing and other information not generally known to the public (including the terms and conditions of this Agreement), all of which are the confidential and proprietary information of VERITAS (“Confidential Information”). Solutions Provider may use Confidential Information solely as necessary to order and resell Products, Professional Services and Support under this Agreement. Solutions Provider agrees that during and after the term of this Agreement it will not disclose any Confidential Information without VERITAS’ prior written consent to any third party and will take all necessary precautions, using in any event not less than a reasonable degree of care, to protect and keep confidential the Confidential Information.

8.                         WARRANTY AND DISCLAIMER

(a)                    End User. VERITAS warrants the Products TO THE END USER ONLY pursuant to the terms and conditions of the End User License. Solutions Provider shall be solely responsible for any claims, warranties or representations made by Solutions Provider or Solutions Provider’s employees or agents which differ from the warranty provided by VERITAS in its End User License.

(b)                   Solutions Provider. Demonstration Copies (and the Sales Portal, if applicable) are provided to Solutions Provider on an as-is basis. VERITAS MAKES NO WARRANTIES TO SOLUTIONS PROVIDER RELATING TO THE PRODUCTS, PROFESSIONAL SERVICES, SUPPORT OR SALES PORTAL. VERITAS, TO THE FULLEST EXTENT PERMITTED BY LAW, DISCLAIMS ANY OTHER WARRANTY, CONDITION, TERM, UNDERTAKING OR REPRESENTATION, EXPRESS OR IMPLIED, RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

9.                         INDEMNIFICATION.

(a)                    VERITAS agrees, at its expense, to defend any third party claim made against Solutions Provider that the Products infringe a patent, copyright or trade secret, and shall indemnify Solutions Provider against any and all damages and losses finally awarded against the Solutions Provider based upon such claims (or agreed upon by VERITAS in settlement), provided that Solutions Provider: (1) provides VERITAS prompt written notice of the claim to; (2) provides VERITAS authority, assistance and information to perform its duties under this Subsection 9(a); (3) grants VERITAS sole control of the defense and all related settlement negotiations; and (4) has not compromised or prejudiced VERITAS’ position on the claim.

VERITAS Solutions Provider Agreement
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(b)                   VERITAS shall have no obligation to defend or indemnify Solution Provider for any claim that is based on (i) a modification of the Product not provided by VERITAS; (ii) use of a superseded release of the Products if VERITAS has made available to Solutions Provider a current release of the Products; or (iii) the use of the Products in combination with any software, hardware, data or other materials not provided by VERITAS where such infringement would not have occurred but for the combination.

(c)                    If the Products are held or may be held, in VERITAS’ opinion, to violate a third party’s patent, copyright or trade secret rights, VERITAS may: (1) obtain for Solutions Provider the right to continue to resell the Products under the terms of this Agreement; (2) modify the Products to be non-infringing; or (3) terminate Solution Provider’s rights and VERITAS’ obligations under this Agreement with respect to such Products.

NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, SECTION 9(a)-(c) STATE SOLUTION PROVIDER’S SOLE AND EXCLUSIVE REMEDY AND VERITAS’ SOLE AND EXCLUSIVE LIABILITY, REGARDING INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY BY THE PRODUCTS.

(d)                   Solutions Provider shall indemnify and hold VERITAS harmless from any claims or damages, inclusive of VERITAS’ attorneys’ fees, resulting from (i) third party claims against VERITAS arising from Solutions Provider’s use of any product not provided by VERITAS but used in combination with the Products, if such claim would have been avoided by the exclusive use of the Products; and (ii) from Solution Provider’s (including its representatives) breach of any of Sections 5 (Solutions Provider Obligations), 6 (Ownership of Proprietary Rights), 7 (Nondisclosure), 8 (Warranty and Disclaimer), 12(j)(Foreign Corrupt Practices Act) and 12(k)(Export controls) of this Agreement.

10.                  TERMINATION

(a)                    Termination. Either party may terminate this Agreement (i) for its convenience upon thirty (30) days prior written notice to the other party, or (ii) for the other party’s breach upon ten (10) days prior written notice, if such breach remains uncured at the end of the notice period.

(b)                   Effect of Termination. Upon termination of this Agreement:

(i)                        All rights granted Solutions Provider hereunder shall immediately terminate, and Solutions Provider shall immediately cease reselling and distributing the Products, Support and Professional Services, and cease using the Trademarks and discontinue all representations that it is a VERITAS Solutions Provider.

(ii)                     Solution Provider shall promptly destroy any Confidential Information (including any copies or extracts thereof) and any copies of the Products in its possession or control, including Demonstration Copies and any undistributed License Keys, and within ten (10) days of termination shall certify in writing through a corporate officer that all such items have been destroyed.

(iii)                  Termination shall not affect payment obligations accruing on or before the effective date of termination, except that the payment date of all payments due VERITAS shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

(iv)                 Neither party shall be entitled to any compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and neither party shall be entitled to reimbursement in any amount for any training, advertising, market development, investments or other costs that may have been expended by either party before the termination of this Agreement, regardless of the reason for, or method of, termination of this Agreement. Solutions Provider hereby waives its rights under applicable laws for any such compensation, reimbursement, or damages.

(c)                    Survival. The following terms shall survive any expiration or earlier termination of this Agreement:

Sections 1 (Definitions), 5(k) (Records/Audit), 7 (Non-Disclosure), 8 (Warranty and Disclaimer), 9 (Indemnification), 10 (Termination), 11 (Limitation of Liability), 12 (Miscellaneous), and Solution Provider’s payment obligations accrued under this Agreement prior to the effective date of termination.

11.                  LIMITATION OF LIABILITY

IN NO EVENT SHALL VERITAS OR ITS SUPPLIERS BE LIABLE TO SOLUTIONS PROVIDER OR ANY PERSON FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE, LOSS OF DATA, LOSS OF GOOD WILL, COVER AND RELIANCE, INTERRUPTION OF BUSINESS OR ANY AND ALL OTHER SIMILAR DAMAGES OR LOSS WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EVEN IF VERITAS, ITS SUPPLIERS OR ITS AGENTS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT AS LIMITED BY APPLICABLE LAW, IN NO EVENT SHALL VERITAS’ TOTAL LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT EXCEED THE FEES PAID BY SOLUTIONS PROVIDER TO VERITAS DURING THE SIX MONTHS PRECEDING THE CIRCUMSTANCES FIRST GIVING RISE TO THE CLAIM OF LIABILITY, AND IF SUCH DAMAGES RESULT FROM THE SOLUTIONS PROVIDER’S USE OF A PRODUCT, SUPPORT OR PROFESSIONAL SERVICES PROVIDED UNDER THIS AGREEMENT, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PRODUCT, SUPPORT OR PROFESSIONAL SERVICES GIVING RISE TO THE LIABILITY.

THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12.                  MISCELLANEOUS

(a)                    Notices. All notices (including address change notices) will be in writing and will be sent to the address of the recipient set out on the front page of this Agreement, (or such other address as the recipient may designate by notice given in accordance with this Section 12(a)). All notices permitted or required under this Agreement shall be delivered in person or by certified or registered express mail. Notices may also be sent by confirmed facsimile transmission, provided such notice is also given by mail as described in the preceding sentence. Notices shall be effective upon receipt, and receipt shall be deemed upon personal delivery or upon the fifth (5th) business day after deposit in the mail. If notice is sent to VERITAS, it shall be sent to Attn: General Counsel/Legal.

(b)                   Force Majeure. Neither party shall be in default of any obligation (other than a payment obligation) by reason of any failure to perform or delay in performing due to unforeseen circumstances or to causes beyond such party’s reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials.

VERITAS Solutions Provider Agreement
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(c)                     Assignment. Either party may assign this Agreement in whole to (1) a successor in interest to all or substantially all of its assets, whether by sale, merger, or otherwise, or (2) to its parent or to a wholly-owned subsidiary of such party or of its parent, on written notice to the other. However, upon any assignment by Solutions Provider, VERITAS reserves the right to terminate this Agreement on ten (10) days prior written notice. For the purposes of this provision, a change in the persons or entities who control fifty-percent (50%) or more of the equity, securities or voting interest of a party (whether in a single transactions or a series of transactions) shall be considered an assignment.

(d)                    Waiver. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision. A waiver of any breach or default shall not constitute a waiver of any other right for subsequent or other breach or default. Any waiver to be effective must be in writing signed by the waiving party.

(e)                     Severability. If any provision or part of this Agreement is found by a court of competent jurisdiction of other competent authority to be illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

(f)                       Injunctive Relief. It is expressly agreed that a violation of VERITAS’ intellectual property rights, or Solution Provider’s obligations with respect to Confidential Information, shall cause irreparable harm to VERITAS for which a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, VERITAS shall be entitled to an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the provisions hereof.

(g)                    Relationship Between the Parties. Each of the parties is an independent contractor as to the other. Nothing contained herein shall be construed as creating any agency, partnership, franchiseeship, or other form of joint enterprise between the parties.

(h)                    Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

(i)                        U.S. Government Restricted Rights. The Software and User Documentation are deemed to be “commercial computer software” and “commercial computer software documentation”, respectively, as defined in DFARS Section 227.7202 and FAR Section 12.212, or their successor provisions, as applicable. Solutions Provider may resell the Product, Support and Professional Services to the United States federal government (“U.S. Government”) if it has executed a GSA Schedule Sales Addendum to its LSA or DSA, as applicable. Any use, modification, reproduction release, performance, display or disclosure of the Software and User Documentation by the U.S. Government shall be solely in accordance with the terms of the End User License. Solutions Provider agrees that each copy of the Product distributed to the U.S. Government pursuant to the DFARS will bear the restricted rights legend specified therein.

(j)                        Foreign Corrupt Practices Act. Solutions Provider (including its officers, directors, employees and agents) shall not pay, offer, promise or authorize the payment, directly or indirectly, of any monies or anything of value to any official or employee of any foreign government, including any government-owned or controlled entity, or of a public international organization, or any political party, party official, or candidate for political office, for the purpose of improperly inducing or rewarding favorable treatment or advantage in connection with this Agreement or with Solutions Provider’s relationship with VERITAS.

(k)                     Export Controls. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement. Solutions Provider will not export or re-export (directly or indirectly) the Products or other technical data without complying with U.S. Export Administration Act of 1979, as amended, and the regulations promulgated thereunder.

(l)                        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, exclusive of any provisions of the United Nations Convention on Contracts for Sale of Goods, including any amendments thereto, and without regard to principles of conflicts of law. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Santa Clara County, California. VERITAS and Solutions Provider agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

(m)                  Statute of Limitations. Except for VERITAS’ claims for unpaid fees or breach of confidentiality or infringement of any intellectual property right, any action arising out of or relating to this Agreement or products or services provided hereunder must be commenced within two (2) years from the date on which the circumstances giving rise to the claim were known or reasonably should have been known.

(n)                    Counterparts. This Agreement may be signed in two counterparts which together shall form a single agreement as if both parties had executed the same document. Signed copies of this Agreement (including any of its addenda, attachments, and exhibits, and any purchase order forms submitted hereunder) provided via facsimile transmission will be deemed binding the same extent as original documents.

(o)                    Solutions Provider Authority. Solutions Provider warrants that it has full authority to enter into and perform this Agreement, and the person signing this Agreement on Solution Provider’s behalf has been duly authorized and empowered to do so. Solutions Provider acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

(p)                    Entire Agreement. It is expressly agreed that the terms of this Agreement, including any addenda hereto, shall supersede (1) any VERITAS Partner Program guidelines or frequently-asked-question (FAQ) information, or (2) any different, inconsistent or preprinted terms in any invoice, order form, acknowledgement or confirmation issued by Solutions Provider, regardless of whether such document is signed and returned by VERITAS. As to Solutions Provider, in the event of any conflict between this Agreement and any unsigned or “shrinkwrap” license included in any Product package, media or electronic version provided by VERITAS, the terms of this Agreement shall govern and any such Product shall be licensed to Solutions Provider under the terms of this Agreement. This Agreement including its addenda is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreement, proposal, commitment, or representation, whether oral or written, and any other communications between the parties in relation to such subject matter. Any modifications to this Agreement shall be made in writing and must be duly signed by authorized representatives of each party or they shall be void and of no effect. This Agreement does not constitute an offer by VERITAS and it shall not be effective until signed by both parties.

VERITAS Solutions Provider Agreement
version (03.20.02)

ATTACHMENTS

EXHIBIT A:		PRODUCTS
EXHIBIT B:		PROGRAM REQUIREMENTS, PROGRAM BENEFITS AND TERMS
EXHIBIT C:		vLICENSE (WEB BASED LICENSE KEY FULFILLMENT APPLICATION)
EXHIBIT D:		LIMITED SOURCING ADDENDUM (LSA)
	Or	DIRECT SOURCING ADDENDUM (DSA) (as applicable and as executed between Solutions Provider and VERITAS)

AGREED AND ACCEPTED as of the Effective Date:

VERITAS SOFTWARE GLOBAL CORPORATION		SOLUTIONS PROVIDER: STRATEGIC TECHNOLOGIES
By:	/s/ John F. Brigden	By:	/s/ Pat Allen
Name:	JOHN F. BRIGDEN	Name:	PAT ALLEN
Title:	Vice President and General Counsel	Title:	VICE PRESIDENT & GENL MANAGER
Date Signed:	6-1-02	Date Signed:	4/4/02

[STAMP]

VERITAS Solutions Provider Agreement
version (03.20.02)

For use with Enterprise Authorized ELITE Solutions Providers only.

EXHIBIT A

PRODUCTS

This EXHIBIT A, PRODUCTS (“Exhibit A”) is an attachment to the VERITAS Solutions Provider Agreement between VERITAS and Solutions Provider (“Agreement”). All capitalized terms not otherwise defined in this Exhibit A shall have the meanings given in the Agreement, including its other attachments.

1.                         Product Designations. VERITAS’ designation of standard Products as either “Enterprise” or “Commercial” products are as found on the VERITAS Partner Network website, as updated by VERITAS from time to time.

2.                         Authorized Resale.

(a)                    Products. During the Term, during such time as Solutions Provider satisfies all Program Requirements set forth in Exhibit B (Program Requirements, Program Benefits, and Terms), VERITAS Solutions Provider is authorized to resell the following VERITAS Products (and related Support and Training):

•                            VERITAS Products designated by VERITAS as “Enterprise” software product; and

•                            VERITAS Products designated by VERITAS as “Commercial” software product

(b)                   Interim Selling. Notwithstanding Section 2(a) above, during the first six (6) months of the initial Term of the Agreement, if Solutions Provider has not yet completed the education and certification requirements described in Exhibit B, Section 3(d)(Training and Certifications) of the Agreement, Solutions Provider may purchase and resell the Products described in Paragraph 2(a) above (and related Support and Training) provided Solutions Provider is making good faith efforts and progress to satisfy the Program Requirements, as determined solely by VERITAS in its good faith estimation.

3.                         Qualified Products. Only those Enterprise products which Solutions Provider obtains from the authorized sources indicated on Solutions Provider’s LSA or DSA, as applicable, are Qualified Products for purposes of determining the Qualified Revenue counting towards Solutions Provider’s Annual Sales Target, as further described in Exhibit B, Section 2(b)(Annual Sales Target).

4.                         Product Sourcing.

(a)                    Solutions Provider shall, as indicated by VERITAS, execute either a Limited Sourcing Addendum (LSA) or Direct Sourcing Addendum (DSA) with VERITAS under the Agreement.

(b)                   The LSA or DSA, as applicable, indicates the authorized source(s) from which Solutions Provider shall exclusively obtain Products, Support and Training for resale to End Users

Enterprise Authorized Elite

For use with Enterprise Authorized ELITE Solutions Providers only.

EXHIBIT B

PROGRAM REQUIREMENTS, PROGRAM BENEFITS AND TERMS

This EXHIBIT B, PROGRAM REQUIREMENTS, PROGRAM BENEFITS AND TERMS supplements the terms of the VERITAS Solutions Provider Agreement by and between VERITAS and Solutions Provider (“Agreement”). All capitalized terms not otherwise defined in this Exhibit B shall have the meanings given in the Agreement, including its other attachments. The effective date of this Exhibit B is the Effective Date of the Agreement.

1.                         PROGRAM LEVEL:                     ENTERPRISE AUTHORIZED ELITE

2.                         TERM. The initial Term of the Agreement is the period between the Effective Date, through March 31, 2003. Thereafter, the Agreement will automatically renew on April 1 of each year, and the Term shall be extended, for subsequent twelve (12) month renewal periods unless either party terminates the Agreement in accordance with Section 10 thereof.

3.                         PROGRAM REQUIREMENTS: Solutions Provider is required to fulfill the following Program Requirements:

(a)                    Authorized Sourcing. Procure Product, Support and Professional Services only through authorized VERITAS source(s) as designated on Solutions Provider’s LSA or DSA, as applicable.

(b)                   Sales Territory. The Territory within which Solution Provider is authorized to market and distribute the Products, Support and Professional Services to End Users is: 200-mile radius around each of the following Solutions Provider offices:

Street Address	City, State/Province & Postal Code

Attach additional sheets as necessary

(c)       Volume and Reporting.

•                             Annual Sales Target. Commit to and fulfill an Annual Sales Target of [***]. Satisfaction of the Annual Sales Target is based upon the Qualified Revenue VERITAS receives during the applicable 12-month Term.

•                             Revenue Forecast. Submit to VERITAS an initial business plan, including a revenue forecast for sales of Qualified Products for the first six (6) months following the Effective Date of this Agreement. Solution Provider shall provide VERITAS its forecast within thirty (30) days from the date this Agreement is signed. Solutions Provider shall update the forecast fifteen (15) days after the beginning of each calendar quarter.

 (d)      Training and Certifications.

•                             Sales Training. Ensure that seventy-five percent (75%) of Solutions Provider’s sales staff completes free web-based VERITAS’ Sales Specialist Training and passes test.

•                             Consultant Training. Complete necessary training for four (4) individuals to become VERITAS Certified Professionals; any courses which require payment will be provided at VERITAS Price List less a twenty-percent (20%) discount.

•                             Hardware Platform/Storage Knowledge. Solutions Provider must be authorized to resell at least three (3) of the following Hardware Platform/Storage partner technologies:

•                            SUN, HP-UX, IBM AIX, McData, HDS, Oracle, and STK

•                            Authorization to sell is as granted by the applicable above-named Hardware Platform/Storage technology partner

•                             Sales Champions. Have a defined Storage practice measured by maintaining a Sales Champion (a sales representative or other sales advocate) who has revenue goals and commission objectives or bonuses based on sale of VERITAS Product.

•                             Education. Commit to annual education requirement measured by either

•                            Sales Champion attendance at annual VERITAS Sales Champion conference; and

•                            Sales Engineer attendance at four (4) VERITAS-delivered Tech Seminars or Training seminars delivered by one of the Hardware Platform/Storage partners identified above.

Enterprise Authorized Elite

For use with Enterprise Authorized ELITE Solutions Providers only.

(e)                    End User Value-Add.

•                             Pre-Sales Assistance. Commit to and maintain a business model under which a minimum of fifteen-percent (15%) of Solutions Provider’s revenue derives from Pre-Sales Consulting Services fees for End User technology implementations.

•                             Geographic Presence. Have sales and technical resources dedicated to a Solutions Provider office location within Two Hundred (200) mile radius of End User location. (See Paragraph 3(b)(Sales Territory) above)

(f)                      Organizational Support.

•                             Operations Reviews. Participate in a quarterly operations review with VERITAS’ Area and Channel executives at VERITAS’ request. Solutions Provider agrees to provide executive level support in such quarterly operations review. VERITAS will provide Solutions Provider with thirty (30) days advance notice of the date of each quarterly operations review

•                             Marketing Programs. Commit to and implement four (4) VERITAS marketing programs annually

•                             Executive Participation. Participate in the annual Executive Partner Summit (Solutions Provider participant: Vice President or above)

(g)                   VERITAS Cluster Server (VCS) Authorization - Additional Program Requirements. To sell VCS, Solutions Provider must either (1) have completed the below additional Program Requirements, or (2) sell the VERITAS ProLaunch consulting service for VCS to accompany each sale. Paragraph 2(b) (Interim Selling) of Exhibit A (Products) does not apply to this provision.

•                             Two (2) of Solutions Provider’s Sales Engineers must attend VERITAS’ free 3-day technical VCS training course delivered through Channel Education Services, and pass the exam at the end of the course

•                             Upon completion of the training and exam requirement and delivery of confirming certificate, Solutions Provider will be authorized to resell VCS

•                             If Solutions Provider loses one of the Sales Engineers trained on VCS as above, to maintain authorized VCS reseller status a replacement Sales Engineer must complete VCS training and pass exam within 90 days

3.                         NON-COMPLIANCE WITH PROGRAM REQUIREMENTS. If Solutions Provider does not meet and maintain compliance with these Program Requirements, then VERITAS may at its sols discretion:

•                             adjust Solutions Provider’s program level designation within the VERITAS Partner Program (including corresponding Annual Sales Target, Program Requirements, and program benefits) by terminating this Exhibit B and having Solutions Provider execute a replacement Exhibit B for the appropriate program level; and/or

•                             adjust Solutions Provider’s applicable discount, if Solutions Provider has a DSA in effect with VERITAS, or

•                             terminate the Agreement in accordance with Section 10 of the Agreement.

4.                       PROGRAM BENEFITS. [***]

(a)                    [***]

•                             [***]

•                             [***]

•                            [***]

•                            [***]

•                            [***]

•                            [***]

Enterprise Authorized Elite

For use with Enterprise Authorized ELITE Solutions Providers only.

(b)                   [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

(c)                    [***]

•                             [***]

•                             [***]

(d)                   [***]

•                             [***]

•                             [***]

(e)                    [***]

•                             [***]

•                             [***]

•                             [***]

•                             [***]

(f)                      [***]

AGREED AND ACCEPTED as of April 1, 2002:

VERITAS SOFTWARE GLOBAL CORPORATION		SOLUTIONS PROVIDER	STRATEGIC TECHNOLOGIES
By:	/s/ John F. Brigden	By:	/s/ Pat Allen
Name:	JOHN F. BRIGDEN	Name:	PAT ALLEN
Title:	Vice President and General Counsel	Title:	VICE PRESIDENT & GENL MANAGER
Date Signed:	6-1-02	Date Signed:	4/4/02

[STAMP]

Enterprise Authorized Elite

For use with Enterprise Authorized ELITE Solutions Providers only.

EXHIBIT C

VLICENSE
(WEB-BASED LICENSE KEY FULFILLMENT APPLICATION)

Software License Key Request Form / Registration Form

You can now obtain a license key for your VERITAS product by accessing vLicensesm, our new online licensing application, at http://vlicense.veritas.com. You will need a valid email address and the information on this form. See the new web site for its additional licensing capabilities.

You may choose to request your license key by faxing this completed form to:

VERITAS Licensing Department at 925-931-2487

License keys will be issued via e-mail, unless otherwise requested. License keys are issued in the order they are received during standard business hours (6am to 6pm PST Monday through Friday, excluding holidays). If you have questions pertaining to this form, please call the License Key Hotline: 925-931-2464 from 6:30 am to 4:30 pm PST.

Leave space for Item notes (dynamic)
Leave space for Item notes (dynamic)

Customer Number:
Platform:	Tier:
Product Name:
Product Number:
Order #:
Serial Number From:
Serial Number To:
VERITAS Delivery ID:	Picking Line Detail ID:

System HostID: _____________________________ (PLEASE PRINT CLEARLY)
(see output of sysdef -h for Solaris, uname -i for HPUX). Do not provide host name, it is not recorded.

System Model: ______________________________(PLEASE PRINT CLEARLY)
(see output of “uname -i” for Solaris, “model” for HPUX) For Fujitsu machines, please include model type listed on hardware, i.e.: GP7000F Model 2000. (For HP machines, please include complete output i.e.: 9000/800/N4000-36.)

Company license is registered to (Customer’s full legal name):

Integrator/Consultant Company Name (if applicable):

Contact Info: Last Name	First Name	Title
Email address:	Alternate Email:
Telephone: _	Fax: _

Software Installed at: Address
(Please indicate company name of installation location if different (e.g. if this is C/O or co-location)

City	State	ZIP/Postal Code	Country
Date purchased	Purchased from (Check one): VERITAS ( ) or Reseller ( )

Enterprise Authorized Elite

For use with Enterprise Authorized ELITE Solutions Providers only.

EXHIBIT D

LIMITED SOURCING ADDENDUM

(LSA)

This EXHIBIT D, LIMITED SOURCING ADDENDUM (“LSA”) supplements the terms of the VERITAS Solutions Provider Agreement by and between VERITAS and Solutions Provider (“Agreement”). All capitalized terms not otherwise defined in this LSA shall have the meanings given in the Agreement, including its other attachments. The effective date of this LSA (“Effective Date” hereof) is the date of the last party’s signature below.

1.                          Solution Provider Partner Program Level: ENTERPRISE AUTHORIZED ELITE

2.                          Term. The initial Term of this LSA shall commence on the Effective Date and shall continue in effect until March 31, 2003 unless earlier terminated in accordance with the terms of the Agreement.

3.                          Master Distributor(s). During the Initial Term and any renewal period, Solutions Provider agrees to purchase VERITAS Products exclusively as follows:

(a)                    Commercial Products. Solutions Provider shall obtain Commercial products for resale to End Users only from those Master Distributors identified by VERITAS as “Distributors” authorized to distribute Commercial products. The list of authorized Commercial products Distributors is available on VERITAS’ website, as updated from time to time.

(b)                   Enterprise Products. The Master Distributors authorized to distribute Enterprise products are identified on VERITAS’ website, as updated from time to time. Solutions Provider has reviewed the list of authorized Enterprise products Master Distributors, and based on its own assessment of its needs hereby selects GE Access as the sole Master Distributor from which Solutions Provider shall exclusively obtain Enterprise Products for resale to End Users.

4.                          Alternate Sourcing Channels. Solutions Provider understands that if it obtains standard VERITAS Products available on VERITAS’ Price List from sources other than the Master Distributors designated in Paragraph 3 above, its resale of such Products shall not be counted as a sale of Qualified Products for purposes of meeting Program Requirements, such that revenue proceeds from such purchases shall not be credited towards fulfillment of Solutions Provider’s Annual Sales Target.

5.                          Renewals. Unless otherwise terminated under the Agreement, this LSA shall automatically renew on April 1st of each year for subsequent periods of twelve (12) months each, unless Solutions Provider notifies VERITAS (at any point during the period March 1–March 31st of the then-current Term) of its intent to choose another authorized Enterprise products Distributor as its Master Distributor, in which case the parties shall execute a new LSA reflecting such substitution.

6.                          Termination. This LSA shall terminate or expire with the Term of the Agreement, unless otherwise terminated in accordance with Paragraph 7 (Disputes), below.

7.                          Disputes and Request for Replacement Master Distributor.

(a)                    If during a Term a dispute arises between Master Distributor and Solutions Provider which cannot be resolved after the reasonable good faith efforts of Master Distributor and Solutions Provider (such as, for example, where Solutions Provider is not receiving the contemplated level of marketing or sales support from such Master Distributor, or such Master Distributor is not otherwise fulfilling its commitments to Solutions Provider), then Solutions Provider may apply to revoke its designation of its chosen Master Distributor.

(b)                   In such cases, Solutions Provider shall submit its request for Master Distributor re-designation in writing to VERITAS. Such request shall indicate the basis of Solutions Provider’s request and its desired replacement Enterprise product Master Distributor, selected by Solutions Provider from VERITAS’ then-current authorized list. VERITAS shall make its commercially reasonable efforts to review and respond to such request promptly.

Acknowledged and agreed as of the Effective Date:

VERITAS SOFTWARE GLOBAL CORPORATION		SOLUTIONS PROVIDER: STRATEGIC TECHNOLOGIES
By:	/s/ John F. Brigden	By:	/s/ Pat Allen
Name:	JOHN F. BRIGDEN	Name:	PAT ALLEN
Title:	Vice President and General Counsel	Title:	Vice President & GENL MANAGER
Date Signed:	6-1-02	Date Signed:	4/4/02

[STAMP]	Enterprise Authorized Elite

FOR USE WITH U.S. ELITE OR PREMIER VPP SOLUTIONS PROVIDERS ONLY

[GRAPHIC]	Amendment to Solutions Provider Agreement (Renewals/Direct Sourcing) Authorization No. 20050121 — 09E

This AMENDMENT TO SOLUTIONS PROVIDER AGREEMENT (“Amendment”) supplements the terms of the VERITAS Solutions Provider Agreement in affect as of the Effective Date, by and between VERITAS Software Global LLC (or its predecessor VERITAS Software Global Corporation) and the Solutions Provider named below (“Agreement”). The effective date of this Amendment (“Effective Date”) is the date of the last party’s signature below. All capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Agreement, including its attachments and/or the terms of then-current Program Guide incorporated by reference into such Agreement. In the event of conflict between the express terms of this Amendment and the Agreement, this Amendment shall prevail.

1 DEFINITIONS.

1.1 “Renewal Support” means a renewal period of VERITAS Extended or VERITAS Basic levels of Support, other than the initial period of Support.

1.2 “Quote” means a VERITAS’ price quotation provided to an End User for Renewal Support of such End User’s Software licenses.

2. AUTHORIZATION. Subject to the terms and conditions herein, VERITAS grants Solutions Provider the non-exclusive, non-transferable, right to distribute the Renewal Support in the Territory, for Enterprise Products as indicated by VERITAS from time to time. This authorization shall apply only during the period during which Solutions Reseller maintains status as either an Elite or Premier level partner in the VERITAS Partner Program.

3. INDEPENDENCE OF ACTION.

3.1 VERITAS Quotes. Solutions Provider understands that End Users retain the absolute right to choose from whom they will source their Renewal Support. VERITAS typically provides Quotes directly to End Users. If an End User wishes to obtain Renewal Support from Solutions Provider, and/or to have Solutions Provider otherwise involved in managing the End User’s Renewal Support subscriptions, then the End User must notify VERITAS directly and in writing to request release of its renewal information to Solutions Provider, via VERITAS’ then-current notification process. Only after receipt of such direct End User request will VERITAS disclose the End User’s installed base renewal information and Quotes to Solutions Provider. Solutions Provider acknowledges that the End User may revoke its authorization at any time. For evidence of doubt, any renewal periods of Support for which a price has already been contractually determined between VERITAS and an End User, such as Site License renewal years, are not “Renewal Support” which Solutions Provider can resell under this Amendment.

3.2 Deadline for Renewal. If the End User authorizes disclosure of its installed base renewal Information/Quotes to Solutions Provider, Solutions Provider will make all commercially-reasonable efforts to sell the End User Renewal Support before the expiration of the End User’s applicable subscription for initial term Support. Solutions Provider understands, however, that the primary objective for both VERITAS and Solutions Provider is to assure that the End User remains current on Renewal Support. Therefore, VERITAS reserves the right to sell such Renewal Support directly to the End User in the following cases:

(a) where the End User indicates a preference to source directly; or the later of either

(b) where Solutions Provider was involved in proposing the End User’s Support Renewal, before the initial Support term expires, but Solutions Provider does not sell such Renewal Support within 30 calendar days following such Support subscription’s expiration, or

(c) where Solutions Provider becomes involved after the End User’s initial term Support subscription has already lapsed or is imminently about to lapse, but Solutions Provider does not sell such Renewal Support within 30 days following expiration of VERITAS’ renewal Quote.

In any event, Solutions Provider understands that its price to acquire Support Renewals for resale will at VERITAS’ discretion include fees for any back-support and/or re-instatement fees due, if any, under VERITAS’ then-current technical support policies and (if applicable) contract with such End User.

4. ORDER AND DELIVERY.

4.1 Orders. Orders shall be placed to the ordering address indicated by VERITAS from time to time, using an order form (purchase order) in a form reasonably acceptable to VERITAS using sufficient detail to enable VERITAS to accept and accurately fulfill the order. At minimum, each such Solutions Provider order shall include the End User’s name and delivery street address, shall reference the Quote number, and shall otherwise comply with VERITAS’ then-current Order Booking requirements, as published to Solutions Provider from time to time. VERITAS shall use reasonable efforts to promptly deliver accepted orders, but shall not be liable to Solutions Provider or to any other person for damages arising from VERITAS’ failure, delay or error in filling or delivering any orders,

Amendment to Solutions Provider Agreement (U.S. Direct Renewals)	VERITAS Confidential

1

FOR USE WITH U.S. ELITE OR PREMIER VPP SOLUTIONS PROVIDERS ONLY

for any reason whatsoever:

4.2 Delivery. Delivery of all items shall be F.O.B. VERITAS’ manufacturing facility from which the Software is shipped. All shipments will be made subject to credit approval.

5. FEES AND PAYMENT.

5.1 Fees. [***]

5.2 Payment. Solutions Provider will pay for Renewal Support fees in U.S. dollars within thirty (30) days from the date of invoice. This payment obligation is non-cancelable and any sums when paid will be non-refundable. Solutions Provider is responsible for all taxes or duties for Renewal Support provided under this Amendment, excluding taxes based on VERITAS’ net income. Fees due from Solutions Provider shall not be subject to set off for any claims against VERITAS or any returns. Any amounts payable by Solutions Partner hereunder which remain unpaid thirty days after date of invoice shall be subject to a late charge equal to one percent (1 1/2%) per month or the highest rate permissible by law on the unpaid balance until paid in full. In addition, if Solutions Provider is overdue on any payments to VERITAS hereunder, VERITAS reserves the right upon five (5) days prior notice to suspend the fulfillment of all or part of accepted but undelivered Product orders.

6. CREDIT AND TAXES.

6.1 Credit and Credit References. VERITAS reserves the right to terminate or modify the terms of credit when, at its sole discretion, VERITAS believes that its payments may be at risk. Upon signature of this Amendment and at the beginning of each renewal year, Solutions Provider will deliver to VERITAS three (3) of Solutions Provider’s trade references and its primary bank reference, which VERITAS agrees to keep in confidence as Solutions Provider’s confidential information under the Agreement.

6.2 Taxes and Duties. Solutions Provider is responsible, in addition to any payments due under this Agreement, for all taxes, customs duties, import fees or other similar charges, and all other mandatory payments to government entities imposed with respect to the Renewal Support provided under this Amendment, excluding tax imposed on VERITAS’ net income and withholding taxes (subject to the condition of providing withholding tax payment receipts, as further described in this provision). VERITAS shall bill applicable taxes as a separate item on Solutions Provider’s invoices; taxes are not included in the purchase price. If a transaction is exempt from tax, Solutions Provider shall provide VERITAS with a valid exemption certificate or other evidence of such exemption in a form acceptable to VERITAS. If Solutions Provider is required by law to withhold any tax from a payment, Solutions Provider shall provide to VERITAS original or certified copies of all tax payment receipts or other evidence of payment of taxes by Solutions Provider with respect to such transactions. If Solutions Provider fails to provide VERITAS with such tax payment receipts, if applicable, then Solutions Provider shall reimburse for any fines, penalties, taxes and other governmental agency charges resulting from such failure.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date of last signature below (“Effective Date”)

Accepted by:		Executed by: SOLUTIONS PROVIDER
STRATEGIC TECHNOLOGIES INC.
VERITAS SOFTWARE GLOBAL LLC		[print company name]:
By:	/s/ Edward Malysz	By:	/s/ L. Garnett
Name:	Edward Malysz	Name:	L. Garnett
Title:	Assistant Secretary	Title:	DIRECTOR, BUSINESS OPERATIONS
Signed:	1/27/05	Signed:	JANUARY 20, 2005

[STAMP]

Amendment to Solutions Provider Agreement (U.S. Direct Renewals)	VERITAS Confidential

2